UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Target Hospitality Corp.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

“Our record setting 2022 results reflect Target’s commitment to providing a range of premium service offerings, and critical hospitality solutions, to a suite of world-class customers. This focus has enabled us to solidify our strong operating platform, centered on maximizing financial flexibility, stated Brad Archer, President and Chief Executive Officer.
“With a materially strengthened and optimized financial position, we are evaluating opportunities focused on broadening our customer base. We believe these unique diversification initiatives provide the greatest opportunity to continue accelerating value creation for our shareholders,” concluded Mr. Archer.

LETTER FROM OUR CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT AND CHIEF EXECUTIVE OFFICER
April 5, 2023
Dear Fellow Stockholders,
It is our pleasure to welcome you to attend our Annual Meeting of stockholders which will be held on Thursday, May 18, 2023 at 10:00 a.m. Central Time.
2022 Year in Review
During the year ended December 31, 2022, the company continued to experience significant growth in the Government segment due to the origination of a significantly expanded lease and services agreement in the second quarter of 2022 with an existing Government segment customer to provide enhanced infrastructure and comprehensive facility services that support the critical hospitality solutions the company provides. This growth generated positive cash flows from operations of approximately $305.6 million representing an increase in cash flows from operations of approximately $201 million or 192% for the year ended December 31, 2022 compared to the year ended December 31, 2021.
The financial results for the year ended December 31, 2022 also reflect continued improving customer demand and increasing activity in the HFS — South and Midwest segments as compared to the year ended December 31, 2021 as global activity and economic demand continue to strengthen from lows experienced during the height of the COVID-19 pandemic.
Live Webcast
Please use www.virtualshareholdermeeting.com/THCORP2023 to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast. You will need the control number included with these proxy materials to attend the Annual Meeting. We adopted this technology in 2019 to expand access to the meeting, improve communications and impose lower costs on our stockholders, the company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. Additionally, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants.
We appreciate the confidence you have placed in us through your investment in our company.
Sincerely,	Sincerely,

Stephen Robertson Chairman of the Board of Directors	James B. Archer President and Chief Executive Officer

NOTICE OF 2023 ANNUAL
MEETING OF STOCKHOLDERS
How to Vote

Your vote is very important.
Whether or not you plan to attend the Annual Meeting via live webcast, we hope you will vote as soon as possible. You can vote in person by attending the live webcast or by proxy. Registered holders may vote their shares by mail, while beneficial owners may vote by following the instructions provided by your broker, bank or other agent. See the “Information about the Virtual Annual Meeting and Voting” section for instructions on how to vote your shares.

Attend the meeting live via webcast
Submit your proxy by internet (proxyvote.com)
Request a printed copy of the proxy materials then complete, sign, date and return the proxy card in the envelope provided
By telephone at 1-800-690-6903

Date & Time	Virtual Meeting
May 18, 2023 10:00 a.m. Central Time	www.virtualshareholdermeeting.com/ THCORP2023
Items of Business		Board Voting Recommendation
Proposal 1	ELECT AS DIRECTORS THE NOMINEES LISTED IN THIS PROXY STATEMENT TO SERVE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED	“FOR”
Proposal 2	RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM	“FOR”
Any action on the items of business described above may be considered at the Annual Meeting, at the time and on the date specified above, or at any time and date to which the Annual Meeting may be properly postponed or adjourned. We will also consider any other business items at the Annual Meeting that are properly proposed before adjournment.
Holders of record of our common stock as of the close of business on March 21, 2023 will be entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors,
Heidi D. Lewis
Executive Vice President, General Counsel & Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 18, 2023:
This notice of annual meeting and proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2022 are available on our website at investors.targethospitality.com.

PROXY SUMMARY
PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.
Meeting Information	How to Vote
DATE & TIME	For more information on how to vote, please see “Information about the Virtual Meeting” found on page 47 in this proxy statement.
10:00 a.m. Central Time on May 18, 2023
STOCKHOLDERS OF RECORD
(shares held in certificate form or through an account with our transfer agent)
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you can attend the Annual Meeting, complete a ballot and submit it, all via live webcast

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you may also vote by completing, signing and dating the proxy card that you received from us, and returning it in the accompanying pre-addressed envelope

BENEFICIAL OWNERS
(shares registered in the name of your brokerage firm, bank or other agent)
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you should receive a notice containing voting instructions from that organization rather than our company

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simply follow the voting instructions in the notice to ensure that your vote is counted

VIRTUAL MEETING
Live webcast through the following link www.virtualshareholdermeeting.com /THCORP2023
RECORD DATE
March 21, 2023
Who We Are
Founded in 1978, Target Hospitality Corp. (“Target Hospitality” or “Target”) builds, owns, and operates customized facilities for a range of end-users. In fact, we are one of the largest specialty rental and hospitality services companies in North America. We also offer a full suite of cost-effective hospitality solutions, including culinary and catering, concierge, laundry, recreational facilities, transportation, and security.
We own an extensive network of geographically relocatable specialty rental accommodation units.
with approximately ~16,830 beds	across 27 communities
2023 proxy statement	1

PROXY SUMMARY
2022 Performance Highlights
Our extraordinary 2022 results illustrate the strength in Target Hospitality’s operating position and commitment to our defined strategic initiatives. Under the leadership of our NEOs, we reported:
$502M TOTAL REVENUE	$265M ADJ. EBITDA(a)	$36M INTEREST EXPENSE
$74M NET INCOME	$293M DISCRETIONARY CASH FLOW (“DCF”)(a)	0.6x TOTAL NET LEVERAGE RATIO
ESG & Sustainability
At Target Hospitality, we take care of people. Providing best-in-class services and accommodations to all types of customers, colleagues and communities of people wherever and however we can.
Socially — as we prosper so too should the communities in which we operate	Environmentally — strive to be part of the solution	Governance — integrity, transparency and accountability
We are guided by a simple, yet focused mission and thorough value set, as defined by our employees who live them daily.
Mission	Relentlessly Serving Others
Values
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Elevate the experience. Good is never good enough at Target Hospitality. In every setting, we seek to create the best possible experience — one that is safe, clean, comfortable and provides peace of mind. We take pride in the details and strive to exceed expectations every hour of every day.

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Pursue Excellence. We are passionate about service excellence, managed growth and continuous improvement. We take pride in leading our industry and leading by example. This dedication to leadership is founded on an unwavering commitment to providing consistent quality care to our guests and results-driven returns to our stakeholders.

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Act with integrity. At every level, task and location we act with integrity. Our leadership and business practices are governed rigorously with policies, codes of conduct and transparency. We strive to be a principled and sustainable corporate citizen who is welcome in all communities where we operate.

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Whatever it takes. We are tenacious problem solvers. No matter what the challenge, we never back down. Safely and proactively, we overcome the obstacles that can arise when caring for others in dynamic or demanding environments.

We view our sustainable business practices as an extension of our corporate mission and values — delivering outcomes where people and planet prosper. These practices have been an integral part of the fabric of the company since its inception.
To demonstrate our commitment to environmental, social, governance (“ESG”), we have dedicated full time resources to lead and execute our approach. Board oversight is the responsibility of the Nominating and Governance Committee. To help guide us in the definition of our strategy and the structure our

(a)
Adjusted EBITDA and Discretionary Cash Flow are non-GAAP financial measures. For a discussion of our use of non-GAAP financial measures, including a reconciliation of (i) Adjusted EBITDA to net income (loss) and (ii) Discretionary Cash Flow to net cash provided by operating activities, please see the “Non-GAAP Financial Measures” section beginning on page 62 in Item 7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

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PROXY SUMMARY
reporting, we are following the Global Reporting Initiative (“GRI”) framework, the world’s most widely used sustainability reporting standard. Our materiality assessment has validated the topics within the GRI framework that are meaningful to, and promise to have the greatest impact on, the environment, our guests, employees, stakeholders, local communities and our bottom line. An assessment of our performance against this framework is currently underway and it is our intention to issue our inaugural ESG & Sustainability report in early 2024.
Our approach to the three pillars of ESG covers:

SOCIALLY	ENVIRONMENTALLY	GOVERNANCE
We strive to be the employer of choice in our industry and believe that as we prosper so too should the communities in which we operate.	We strive to be part of the solution as it relates to the efficient use of energy and the reduction of waste and harmful emissions	Practices that encourage integrity, transparency and accountability among our leadership and the board.
Corporate Governance Highlights
WHAT WE DO

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Separate Chairman of the Board and Chief Executive Officer positions

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Regular meetings of our non-management and independent directors

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Independent executive compensation consultant hired by and reporting to the Compensation Committee

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Stock ownership guidelines for directors and officers

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Annual Board and Committee evaluation process

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Majority voting policy

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Board diversity

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Active Board oversight of Enterprise Risk Management including cybersecurity

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NACD – Full Board corporate membership to help strengthen director commitment and boardroom practices

WHAT WE DO NOT DO
■ No pledging or hedging of our common stock by directors or executive officers ■ No excise tax gross-ups	■ No single-trigger acceleration of benefits upon change in control and severance
2023 proxy statement	3

PROXY SUMMARY
Board Composition and Skills Composite
Name	Director Since	Age	Principal Occupation	Independent	Committee Memberships
					AC	CC	NCGC
Martin L. Jimmerson	2019	59	CEO and CFO of NorAm Drilling Company	■
Pamela H. Patenaude	2021	62	Former Deputy Secretary of the U.S. Department of Housing and Urban Development; Principal of Granite Housing Strategies, LLC	■
Jeff Sagansky	2018	71	Co-founder Eagle Equity Partners	■
James B. Archer	2019	52	President & CEO Target Hospitality
Joy Berry	2020	65	Former COO of Luxe Hotels & Luxe Collection Hotels	■
Barbara J. Faulkenberry	2021	63	Retired Major General U.S. Air Force	■
Linda Medler	2022	66	Retired Brigadier General U.S. Air Force; Founder, President & CEO of LA Medler & Associates, LLC	■
Stephen Robertson	2019	62	Chairman of the Board & Co-founder of TDR Capital
AC = Audit Committee   CC = Compensation Committee   NCGC = Nominating, Corporate Governance Committee
= Committee Chairperson     = Committee Member      = Board Chair
Our Board has a diverse set of skills and experiences that enhances their ability to oversee the management and direction of our company.

Cybersecurity 3
Finance 8
Government 4
Hospitality 3
Accommodations 5
International 6
Leadership 8
Mergers & Acquisitions 5
Operations 5
Other Public Company Boards 5
Real Estate 3
Strategic Planning 8

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PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 1 SNAPSHOT
Stockholders are being asked to elect the eight director nominees named in this proxy statement for a one-year term.
The Board has nominated the eight individuals below to stand for election for a one-year term expiring at the annual meeting of stockholders in 2024:
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Martin L. Jimmerson

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Pamela H. Patenaude

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Jeff Sagansky

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James B. Archer

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Joy Berry

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Barbara J. Faulkenberry

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Linda Medler

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Stephen Robertson

If a nominee is unable to serve, the Board may identify a substitute nominee or nominees. If that occurs, all valid proxies will be voted for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Messrs. Jimmerson, Sagansky, Archer and Robertson and Mses. Patenaude, Berry, Faulkenberry and Medler are each present directors of our company. Biographical information about each of our directors is contained in the section below.

The Board recommends you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company.

Snapshot of Our Board
Demographic, Ethnic & Gender Diversity	Age	Independence

50% Diverse	Average Age = 62
2023 proxy statement	5

PROPOSAL 1: ELECTION OF DIRECTORS
BOARD STRUCTURE
Our Board consists of eight members. Each director is elected to serve a one-year term, with all directors subject to annual election.
Our Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.
DIRECTOR BIOGRAPHIES
Our business and affairs are overseen by our Board, which currently consists of eight members. Set forth below are the biographies of each of our current directors.
Stephen Robertson
Chairman of the Board Since: 2019 Director Since: 2019	Age: 62 Other U.S. Public Company Directorships within last five years: WillScot Mobile Mini Holdings Corp. (former)
Mr. Robertson is a co-founder of TDR Capital, a London-based private equity firm with more than €8 billion of committed capital. As a founding partner, he is heavily involved in serving on numerous company boards and the firm’s strategic investment decisions, including acquisitions, capitalizations and monetizations. Prior to co-founding TDR in 2002, Mr. Robertson was managing partner at DB Capital Partners, where he helped build the European leveraged buyout arm of Deutsche Bank into a leading buyout firm in Europe. He also previously spent a year as managing director of European Leveraged Finance at Merrill Lynch and nine years as managing director of European Leveraged Finance at Bankers Trust.	The Board believes that Mr. Robertson’s extensive board service and experience with mergers and acquisitions, private equity and leverage finance, together with his broad knowledge of our company and the industrial services industry, enable him to provide meaningful guidance to our Board.
Key Qualifications and Skills:

Finance	Hospitality	Accommodations	Strategic Planning	M & A	Other Public Boards	International

Leadership
James B. Archer
Director Since: 2019	Age: 52
Mr. Archer joined Target in 2009 as Chief Operating Officer and has been in his role as CEO of Target since 2014. With 25 years in the specialty rental and hospitality industries, Mr. Archer is a proven leader with a track record of success in executive management which began with GE Capital Modular Space and then Resun Leasing from 1994 — 2004 where he primarily served in Senior Leadership roles ranging from Senior Vice President, VP of Operations and VP of Sales, before holding COO positions at other specialty rental and manufacturing companies.		The Board believes that Mr. Archer’s insight into our company and industry from his role as our president and CEO, together with his leadership and business experience, enable him to provide meaningful guidance to our Board.
Key Qualifications and Skills:

Finance	Government	Hospitality	Accommodations	Strategic Planning	M & A	International

Leadership	Operations	Real Estate
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PROPOSAL 1: ELECTION OF DIRECTORS
Joy Berry
Independent Director Since: 2020	Age: 65 Committees: Compensation, Nominating & Corporate Governance Other Select Directorships: Great Gulf Group
Ms. Berry has over 35 years of experience across the hospitality and real estate industries. From 2015 to May 2020, Ms. Berry served as the Chief Operating Officer of Luxe Hotels & Luxe Collection hotels, a curated community of 4- and 5-star luxury properties around the world. She is also Co-Founder of Silver Lining Hospitality, a consulting company founded in 2014 focused on the acquisition, renovation and management of small, independent inns along the California Central Coast. Ms. Berry holds a Bachelor of Science in Business Administration from the University of Arizona.	The Board believes that Ms. Berry’s experience in operations or both hospitality and real estate enable her to provide meaningful guidance to our Board.
Key Qualifications and Skills:

Finance	Hospitality	Accommodations	Strategic Planning	M & A	Leadership	Operations

Real Estate
2023 proxy statement	7

PROPOSAL 1: ELECTION OF DIRECTORS
Barbara J. Faulkenberry
Independent Director Since: 2021 Age: 63
Committees: Audit, Nominating & Corporate Governance
Other U.S. Public Company Directorships within last five years:
Callon Petroleum Company, USA Truck (former)
Other Select Directorships: National Association of Corporate Directors, Colorado Chapter, Falcon Foundation

Ms. Faulkenberry retired from the U.S. Air Force in 2014 as a Major General (2-stars) after a 32-year career, finishing in the top 150 leaders of a 320,000-person global organization. Her last assignment was as Vice Commander (COO) and interim Commander (CEO) of a 37,000-person organization conducting all global Department of Defense air cargo, passenger, and medical patient movements with 1,100 military aircraft plus contracted commercial aircraft. Ms. Faulkenberry currently serves on the board of directors for Callon Petroleum Company, an independent oil and natural gas company, where she serves on the Audit and Nominating, Environmental, Social & Governance Committees. She formerly served on the board of directors of USA Truck Inc., a provider of logistics and trucking services across North America, where she served as chair of the Strategy & Risk Committee and as a member of the Audit and Nominating and Corporate Governance Committees. Ms. Faulkenberry serves as a Trustee Member of Falcon Foundation, is National Association of Corporate Directors (“NACD”) “Director Certified” and also holds a certification in cyber oversight for corporate directors from Carnegie Mellon University and NACD. Ms. Faulkenberry received a B.S. degree from the Air Force Academy in 1982, an M.B.A. from Georgia College in 1986, and a Master of National Security from the National Defense University in 1999. She has also attended strategic leadership courses at Harvard University, University of Cambridge, and Syracuse University.	The Board believes that Ms. Faulkenberry’s experience in the U.S. Air Force, commanding global mobilization and logistics efforts, will enhance the company’s ability to evaluate and execute on additional government services opportunities. Additionally, her cyber oversight and commitment to excellence in corporate board governance are crucial to the oversight of both the Audit and Nominating and Corporate Governance committees. Further, Ms. Faulkenberry’s expertise in serving a diverse constituency, across a variety of end-market applications, will strengthen the company’s ability to assess a broad range of other value-added growth efforts and thus provide meaningful guidance to our Board.
Key Qualifications and Skills:

Cyber Security	Finance	Government	Strategic Planning	Other Public Boards	International	Leadership

Operations
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PROPOSAL 1: ELECTION OF DIRECTORS
Martin L. Jimmerson
Independent Director Since: 2019	Age: 59 Committees: Audit (Chair), Compensation
Mr. Jimmerson is currently the CEO and CFO of NorAm Drilling Company, which owns and operates rigs for drilling of horizontal wells in the U.S. Mr. Jimmerson joined NorAm Drilling Company in January 2017 as CFO and Interim CEO. Prior to that, he served as the Senior Vice President and CFO and later the Interim CEO and President of RigNet, Inc., from 2006 to June 2016, a global technology company that provides communications services, applications, real-time machine learning, and cybersecurity solutions. Mr. Jimmerson worked for River Oaks Imaging & Diagnostic, LP, a company that provides full modality technical diagnostic services using magnetic resonance imaging and other diagnostic equipment, as their CFO from 2002 to 2005. Mr. Jimmerson received a bachelor’s degree in accounting from Baylor University.	The Board believes that through Mr. Jimmerson’s experience in senior executive positions, he brings significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting. Further, his experience qualifies him as an “audit committee financial expert.” He currently serves as the chair of the Audit Committee and, as the chair, he contributes significantly to the oversight of the integrity of our financial statements, internal controls and ethics and compliance functions thus enabling him to provide meaningful guidance to our Board.
Key Qualifications and Skills:

Cyber Security	Finance	Strategic Planning	M & A	Leadership	Operations
2023 proxy statement	9

PROPOSAL 1: ELECTION OF DIRECTORS
Linda Medler
Independent Director Since: 2022 Age: 66
Committees: Audit, Compensation
Other U.S. Public Company Directorships within last five years:
PNC Financial Services Group
Other Select Directorships: TransAmerica Insurance (AEGON North America), Operation Homefront, CommonSpirit Health, Arizona Cyber Threat Response Alliance (former)

Ms. Medler has more than 20 years of experience managing cutting-edge cyber and technology strategies for highly regulated public and private financial institutions as well as within the highest levels of government. In 2014, Ms. Medler completed 30 years of total military service, including 27 years of service in the U.S. Air Force, retiring as a Brigadier General. Her last position held was Director of Capability and Resource Integration for the United States Cyber Command. She currently is Founder, President and CEO of L A Medler & Associates, LLC, providing cyber strategy and operational consulting services to a variety of commercial clients. Ms. Medler previously served from June 2015 to December 2017 as the Chief Information Security Officer and Director of IT Security for Raytheon Missile Systems, a major business unit of Raytheon Company (now Raytheon Technologies), a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. She remained at Raytheon as a Cyber Advisor until 2018. During her Air Force military service, from 1987 to 2014, she served in a myriad of leadership positions, and commanded units at the Squadron, Group and Wing level, as well as serving multiple assignments for the Joint Chiefs of Staff. Ms. Medler currently sits on the board of directors for PNC Financial Services Group, and TransAmerica Insurance (AEGON North America), as well as Operation Homefront, a national nonprofit supporting Veterans and their families and CommonSpirit Health, one of the largest nonprofit health systems. In 2022, she Chaired the Risk Committee for TransAmerica Insurance in addition to a number of private risk, compliance, technology, and nominating and governance committees. Ms. Medler received a BBA in Management & Computer Information Systems from the University of Arkansas at Little Rock, an MS in National Security & Strategic Studies from the Naval War College, and an MBA in Management Information Systems Concentration from the University of Arizona.	The Board believes that Ms. Medler’s experience in enterprise risk oversight, cyber risk mitigation and serving in critical positions across government, private and non-profit organizations will enhance the company’s ability to pursue strategic value-added growth opportunities within these segments, while building on the company’s reputation as a trusted provider of critical support services to the United States Government, and thus provide meaningful guidance to our Board.
Key Qualifications and Skills:

Cyber Security	Finance	Government	Accommodations	Strategic Planning	Other Public Boards	International

Leadership	Operations
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PROPOSAL 1: ELECTION OF DIRECTORS
Pamela H. Patenaude
Independent Director Since: 2021 Age: 62	Committees: Audit, Nominating & Corporate Governance (Chair)
Other U.S. Public Company Directorships within last five years:
loanDepot, Inc., CoreLogic, Inc. (former)
Other Select Directorships: Habitat for Humanity International, Bipartisan Policy Center, Center Creek’s Social Impact Advisory Board for Center Creek Housing Fund; National Housing Conference; FDIC Advisory Committee on Economic Inclusion (former)
Ms. Patenaude is an accomplished real estate, housing policy, and disaster recovery expert with a four-decade record of achievement as an executive in government, nonprofit sector, and private industry. Ms. Patenaude is an Independent Director of loanDepot, Inc. and a member of the Audit Committee. Ms. Patenaude is also a member of the Social Impact Advisory Board for Center Creek Housing Fund. Ms. Patenaude is a Trustee and Chair of the Home Builders Institute (HBI). Additionally, she serves on the Board of Directors for Habitat for Humanity International as well as the Board of Directors for the Bipartisan Policy Center and serves on the Board of Governors for the National Housing Conference. Ms. Patenaude is Principal of Granite Housing Strategies, LLC, serving as a strategic advisor for clients engaged in real estate development, affordable housing, and disaster recovery management. Ms. Patenaude served as an Independent Director of CoreLogic, Inc. and was a member of the Audit, Compensation, and Strategic Planning and Acquisition Committees. Ms. Patenaude served as the Deputy Secretary of the U.S. Department of Housing and Urban Development (HUD). As HUD’s Chief Operating Officer, Ms. Patenaude managed the day-to-day operations of the $52 billion cabinet level agency with a diverse portfolio of federal housing and community development programs and 7,000 employees. Prior to rejoining HUD, Ms. Patenaude served as the President of the J. Ronald Terwilliger Foundation for Housing America’s Families. Previously, Ms. Patenaude was the Director of Housing Policy for the Bipartisan Policy Center. Ms. Patenaude also served as Executive Vice President of the Urban Land Institute (ULI) and Founding Executive Director of the ULI Terwilliger Center for Housing. Earlier in her career, Ms. Patenaude served as Assistant Secretary for Community Planning and Development at HUD. Ms. Patenaude earned a Bachelor of Science degree from Saint Anselm College and a Master of Science degree in Community Economic Development from Southern New Hampshire University.	The Board believes that Ms. Patenaude’s experience serving as a senior executive in both the federal government and nonprofit organizations enhances our ability to pursue highly economic growth opportunities and builds on the foundation the company has created as an established provider of essential service offerings to the United States Government. Her diverse experience will provide meaningful guidance to the Nominating and Corporate Governance Committee as Chair as well as to our Board as the company executes its growth strategy.
Key Qualifications and Skills:

Finance	Government	Strategic Planning	Other Public Boards	Accommodations	International	Leadership

Real Estate
2023 proxy statement	11

PROPOSAL 1: ELECTION OF DIRECTORS
Jeff Sagansky
Independent Director Since: 2018 Age: 71	Committees: Compensation (Chair), Nominating & Corporate Governance
Other U.S. Public Company Directorships within last five years:
WillScot Mobile Mini Holdings Corp., Screaming Eagle Acquisition Corp., Sharecare, Inc., Falcon Acquisition Corp. (former), Global Eagle Entertainment Inc. (former), Scripps Networks Interactive, Inc. (former), Starz, Inc. (former)
Mr. Sagansky is a founding investor of both Flying Eagle Acquisition Corp., which was merged with Skillz Inc. in December 2020 and Soaring Eagle Acquisition Corp., which was merged with Gingko Bioworks Holdings, Inc. in September of 2021. Mr. Sagansky also served as the Chairman and CEO of Diamond Eagle Acquisition Corp., from May 2019 to April 2020 when it merged with DraftKings Inc. Mr. Sagansky has been a director of WillScot Mobile Mini Holdings Corp. (formerly WillScot Corporation) since Double Eagle Acquisition Corp., WillScot Corporation’s predecessor company, was formed on June 26, 2015 and served as Double Eagle’s President and Chief Executive Officer from August 2015 until the consummation of its business combination in November 2017. Mr. Sagansky also currently serves on the boards of Screaming Eagle Acquisition Corp. and Sharecare, Inc. Mr. Sagansky was former President of CBS Entertainment and Co-President of Sony Pictures Entertainment.	The Board believes Mr. Sagansky brings significant experience as an executive and director of growth-oriented public and private companies as chair of our Compensation Committee. His prior work on multiple business combinations, mergers and acquisitions and capital raising enable him to provide meaningful guidance to our Board.
Key Qualifications and Skills:

Finance	Strategic Planning	M & A	Other Public Boards	International	Leadership
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PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTOR NOMINATIONS
Process for Nominating Directors
SOURCING CANDIDATES	The Nominating and Corporate Governance Committee solicits and receives recommendations for potential director candidates from stockholders, management, directors and other sources.
CRITERIA	The Nominating and Corporate Governance Committee will select nominees based on independence, reputation, integrity, diversity of experience and background, depth of business experience, familiarity with national and international business matters, familiarity with the company’s industry, other professional commitments, the ability to exercise sound judgment, and other relevant factors.
EMPHASIS ON DIVERSITY	The Board values the full breadth of diversity of personal factors and professional characteristics and believes that board diversity of all types provides significant benefits to the company. The Board recently updated the Nominating and Corporate Governance Committee Charter to specifically focus on its desire to seek diverse Board membership that is representative of our business, stockholders, customers, and employees. In order to build and maintain a group of directors that provides effective oversight of the management of the company, the Nominating and Corporate Governance Committee considers the Board’s overall composition when considering director candidates, including whether the Board has an appropriate combination of varied professional experience, skills, knowledge, viewpoints and personal backgrounds in light of the company’s current and expected future needs.
RESULTS	Over the past year, members of the Nominating and Corporate Governance Committee have continued their outreach to potential director candidates with a wide range of personal factors and professional characteristics, such as Government services expertise, that could be valuable additions to our Board and have undertaken to include individuals from a variety of diverse backgrounds, including women, persons with ethnically or racially diverse backgrounds, LGBTQ+ status and others with unique perspectives, such as veteran status, and talents in each pool from which we select new director nominees. As of January 1, 2023, 50% of our directors are women, one of which is the Chair of the Nominating and Corporate Governance Committee, two directors are veterans, and one director identifies as a member of the LGBTQ+ community. Our Board also displays age diversity, with an average age of 62 years of age. Our Board and Nominating and Corporate Governance Committee remain committed to actively seeking out candidates who strengthen the diversity of viewpoints on our Board.
Stockholder Nominations
The Nominating and Corporate Governance Committee considers unsolicited inquiries and director nominees recommended by stockholders in the same manner as nominees from all other sources. Recommendations should be sent to:
Corporate Secretary 9320 Lakeside Boulevard, Suite 300 The Woodlands, Texas 77381
2023 proxy statement	13

PROPOSAL 1: ELECTION OF DIRECTORS
Stockholders may nominate a director candidate to serve on the Board by following the procedures described in our bylaws.
Deadlines for stockholder nominations for Target Hospitality’s 2024 annual meeting of stockholders are included in the “Stockholder Proposals and Director Nominations for the 2024 Annual Meeting” section on page 46.
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PROPOSAL 1: ELECTION OF DIRECTORS
Board Meeting Attendance
BOARD AND COMMITTEE MEETINGS
Directors are expected to participate in (including through remote communications) all meetings of the Board and each Committee on which they serve. In 2022, the Board and each Committee held the following number of meetings:

FULL BOARD OF DIRECTORS	AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
9 MEETINGS	4 MEETINGS	6 MEETINGS	2 MEETINGS
100% attendance	93% attendance	100% attendance	100% attendance
Other Meetings
We regularly schedule executive sessions and independent executive sessions in which non-executive directors meet without the presence or participation of non-independent directors and/or management, including our CEO.
Directors are generally expected to attend our annual stockholders meetings. At our 2022 Annual Meeting of Stockholders, 88% of our directors were in attendance.
COMMITTEES OF THE BOARD OF DIRECTORS
Committee Membership

AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
■ Martin Jimmerson (Chair) ■ Barbara Faulkenberry ■ Pamela Hughes Patenaude ■ Linda Medler	■ Jeff Sagansky (Chair) ■ Joy Berry ■ Martin Jimmerson ■ Linda Medler	■ Pamela Hughes Patenaude (Chair) ■ Joy Berry ■ Barbara Faulkenberry ■ Jeff Sagansky
Each standing Committee of our Board operates under a written charter. The Committee charters are reviewed annually, and more frequently as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee, or changes to such rules and best practices. The applicable Committee approves its own charter amendment and submits it and recommends action by the Board.
A copy of each Committee charter is available on our corporate website at
investors.targethospitality.com/governance/.
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PROPOSAL 1: ELECTION OF DIRECTORS
AUDIT COMMITTEE		MEETINGS IN 2022: 4
MARTIN JIMMERSON (CHAIR)	BARBARA FAULKENBERRY	PAMELA HUGHES PATENAUDE	LINDA MEDLER
PRIMARY RESPONSIBILITIES:
■
the integrity of our financial reporting process and internal control system;

■
the independence and performance of our independent registered public accounting firm;

■
the disclosure controls and procedures established by management; and

■
risk assessment, including cybersecurity, and risk management policies and practices.

In discharging these responsibilities, the Audit Committee, among other things:
■
appoints, oversees and retains our independent registered public accounting firm;

■
reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;

■
oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow;

■
approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

■
reviews and discusses our periodic reports filed with the SEC;

■
reviews and discusses our earnings press releases and communications;

■
oversees our internal audit activities;

■
oversees our disclosure controls and procedures and reviews our internal controls over financial reporting;

■
reviews and discusses risk assessment, including cybersecurity, and risk management policies and practices;

■
oversees the administration of our Code of Business Conduct and Ethics and other ethics policies; reviews, discusses and approves related-party transactions; and

■
administers the policy with respect to the hiring of former employees of our independent registered public accounting firm.

■
In addition, the Audit Committee performs an annual self-evaluation, reviews its charter and recommends changes to the Board for approval, and prepares the audit committee report required to be included in our annual proxy statement.

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PROPOSAL 1: ELECTION OF DIRECTORS
COMPENSATION COMMITTEE		MEETINGS IN 2022: 6
JEFF SAGANSKY (CHAIR)	JOY BERRY	MARTIN JIMMERSON	LINDA MEDLER
PRIMARY RESPONSIBILITIES:
■
reviewing non-executive director compensation and recommending changes to the Board for approval;

■
reviewing and approving the compensation of our CEO and other executive officers;

■
administering our equity-based compensation plans and approving awards thereunder;

■
establishing objective performance goals, individual award levels and operative and subjective performance measures, and overseeing all aspects of executive officer incentive compensation;

■
reviewing and approving employment, consulting and other contracts, or arrangements with present and former executive officers;

■
developing policies for the recovery of erroneously paid compensation;

■
overseeing the process relating to succession planning for our CEO and other executive officers;

■
reviewing the compensation disclosures in the annual proxy statement and annual report on Form 10-K filed with the SEC and discussing the disclosures with management;

■
overseeing the company’s human capital function, including as it relates to culture, management development and diversity; and

■
submitting all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board, and to a vote of stockholders if required.

■
In addition, the Compensation Committee performs an annual self-evaluation, reviews its charter and recommends changes to the Board for approval.

INDEPENDENCE & OTHER MATTERS
The Board has determined that all Compensation Committee members are non-employee directors and qualify as independent directors. In making its determination, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the company that would materially impair the director’s ability to make independent judgments about executive officer compensation, including:
■
the source of such director’s compensation;

■
any consulting, advisory or other compensatory fees paid by the company to the director; and

■
any other affiliations the director has with the company and its affiliates, including engagements by clients that are companies or affiliates of companies for which members of the Compensation Committee serve as officers or directors.

The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. Only members of the Compensation Committee vote on matters before that Committee.
Compensation Consultant
Under its charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. The Compensation Committee retained Frederic W. Cook & Company (“FW Cook”) as its independent compensation consultant. The Compensation Committee periodically evaluates FW Cook’s independence from management, taking into consideration all relevant factors, including the independence factors specified in SEC regulations and Nasdaq listing rules.
2023 proxy statement	17

PROPOSAL 1: ELECTION OF DIRECTORS
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee serves as, or has in the prior three years served as, one of our officers or employees at any time. None of our executive officers serves as, or in the prior three years has served as, a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or the Compensation Committee.
NOMINATING & CORPORATE GOVERNANCE COMMITTEE		MEETINGS IN 2022: 2
PAMELA HUGHES PATENAUDE (CHAIR)	JOY BERRY	BARBARA FAULKENBERRY	JEFF SAGANSKY
PRIMARY RESPONSIBILITIES:
■
identifying and qualifying the annual slate of directors for nomination by the Board;

■
considering director candidates recommended by securityholders;

■
assessing the independence of our directors;

■
identifying and qualifying the candidates for Chairman of the Board and for membership and chairmanship of the Committees for appointment by the Board;

■
identifying and qualifying candidates to fill vacancies occurring between annual meetings of stockholders for election by the Board;

■
monitoring compliance with, and reviewing proposed changes to, our Corporate Governance Guidelines, the Committee charters, and other policies and practices relating to corporate governance for submission to the Board for approval;
■
monitoring and reviewing responses to stockholder communications with non-management directors together with the Chairman of the Board;

■
review our position and practices on significant issues of corporate public responsibility, such as ESG; and

■
overseeing the process for director education and Board and Committee self-evaluations.

■
In addition, the Nominating and Corporate Governance Committee performs an annual self-evaluation, reviews its charter and recommends changes to the Board for approval.

INDEPENDENCE & OTHER MATTERS
The Board has determined that all Nominating and Corporate Governance Committee members are non-employee directors and qualify as independent directors.
As part of its consideration of director succession, the Nominating and Corporate Governance Committee will take into account the appropriate personal factors and professional characteristics required of board members, which may include: diversity of race, ethnicity, gender, age, education, cultural background, business skills, financial literacy, demonstrated leadership, qualifications and professional experiences, and the extent to which the candidate would fill present and expected needs on the Board.
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PROPOSAL 1: ELECTION OF DIRECTORS
Director Compensation
In 2022, the annual compensation package for our non-executive directors consisted of:
Position	Cash Amount	Restricted Stock Units (one year vesting)
Retainers(1)
Non-Executive Chair	$250,000	$250,000
All Other Non-Executive Directors through May 18, 2022	$75,000	$100,000
All Other Non-Executive Directors beginning May 19, 2022	$80,000	$115,000
Committee Chair Retainer
Audit Committee	$25,000	—
Compensation Committee	$25,000	—
Nominating and Corporate Governance Committee	$25,000	—
Other	Reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials.

(1)
Beginning May 19, 2022, the following changes occurred to Director’s compensation: (1) Director’s (excluding the Chairman of the Board and Committee Chairs) retainer fee increased by $5,000 to $80,000; (2) an increase of $15,000 to $115,000 of Restricted Stock Units; and (3) removal of the $1,000/meeting fee in excess of 6 meetings per committee/board per year.

We remain committed to ensuring that our compensation structure for our non-executive directors appropriately adjusts for varying levels of responsibilities and time commitments and that the overall annual compensation package enables us to attract and retain qualified and experienced individuals to serve as non-executive directors and to align our director’s interests with those of our stockholders.
2022 Non-Executive Director Compensation Table
Position	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Stephen Robertson(1)	$250,000	$250,000	—	$500,000
Joy Berry	$79,342	$115,000	—	$194,342
Barbara Faulkenberry	$79,342	$115,000		$194,342
Martin L. Jimmerson	$104,342	$115,000	—	$219,342
Pamela Patenaude	$104,342	$115,000		$219,342
Jeff Sagansky	$104,342	$115,000	—	$219,342
Linda Medler	$79,342	$115,000	—	$194,342

(1)
In accordance with the internal policies of TDR Capital, fees and awards paid to Mr. Robertson, in his capacity as non-executive director, were transferred to an affiliate of TDR Capital.

2023 proxy statement	19

PROPOSAL 1: ELECTION OF DIRECTORS
Board Election & Leadership Structure
Directors are elected by a plurality of the votes cast for such director. As detailed further below, if an incumbent director does not receive a greater number of “for” votes than “withheld” votes, then such director must tender his or her resignation to the Board for its consideration.
The Board’s policy is that the Chairman of the Board must be a non-employee director. The Nominating and Corporate Governance Committee and the Board believe that this leadership structure is the most appropriate one for the company at this time, as it allows our CEO to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing the Chairman to focus on leading the Board, providing its advice and counsel to the CEO, and facilitating the Board’s independent oversight of management.
The Board’s Role in Risk Oversight
Each committee reports on discussions of the applicable risks to the Board during the committee reports portion of each meeting of the Board, as appropriate. The Board considers each committee’s report, and incorporates the insight provided by the reports into its overall risk management analysis.
Board of Directors

The Board oversees the risk management of our company. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. The Board administers its oversight of our material risks directly through the Board as a whole, as well as through the committees of Board.

Audit Committee
The Audit Committee, in addition to overseeing financial report and control risks, is responsible for reviewing and discussing risk assessment and risk management policies and practices. Further, the Audit Committee receives updates at every regularly scheduled meeting on cybersecurity risks from management and reviews how we are executing against our cybersecurity framework. From time to time, the Audit Committee may receive updates on efforts regarding data loss prevention, regulatory compliance, data privacy, threat and vulnerability management, cyber-crisis management, or other topics, as applicable.
Compensation Committee The Compensation Committee oversees risks related to our executive compensation plans and arrangements and in doing so considers gender and other protected groups’ pay equality.	Nominating & Corporate Governance Committee The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board, potential conflicts of interest and ESG.
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PROPOSAL 1: ELECTION OF DIRECTORS
DUTIES & RESPONSIBILITIES OF THE CHAIRMAN

■
Presides at all meetings of the Board

■
Encourages and facilitates active participation of all directors

■
Serves as a liaison between the non-executive directors and our CEO

■
Approves Board meeting materials for distribution

■
Approves Board meeting schedules and agendas

■
Has the authority to call meetings of the directors

■
Leads the Board’s annual evaluation of our CEO

■
Monitors and coordinates with management on corporate governance issues and developments

Corporate Governance Guidelines
Our Board has adopted Amended and Restated Corporate Governance Guidelines that reflect its commitment to oversee the effectiveness of policy and decision-making at the Board and management level, with a view to enhancing stockholder value over the long-term. Our Corporate Governance Guidelines are available online at investors.targethospitality.com/governance.
Majority Voting Policy
An incumbent director who receives a greater number of votes “withheld” from his or her election than votes “for” such election in an uncontested election shall, within five days following the certification of the election results, tender his or her written resignation to the Chair of the Board for consideration by the Nominating and Corporate Governance Committee. The Corporate Governance Committee shall consider such resignation and, within 45 days following the date of the stockholder meeting at which the election of directors occurred, shall make a recommendation to the Board concerning the acceptance or rejection of such resignation.
Following the Board’s decision on the Nomination and Corporate Governance Committee’s recommendation, the company, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with an explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.
Codes of Business Conduct & Ethics
Our Board has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which supplements our Code of Business Conduct and Ethics and applies to our CEO, principal financial officer, principal accounting officer and controller. Our Code of Business Conduct & Ethics sets forth policies and expectations on a number of topics, including, but not limited to, conflicts of interest, compliance with laws, corporate opportunities, competition and fair dealing, equal opportunity, health and safety, protection and proper use of company assets, political contributions and other business practices. Copies of the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available online at investors.targethospitality.com/governance.
If the Board grants a waiver under our Code of Business Conduct and Ethics to any director, executive officer or senior financial officer, or we make any substantive amendment to the Code of Business Conduct and Ethics or grant any waiver thereunder to a covered officer, we will promptly disclose the nature of the applicable waiver or amendment on our website.
Prohibition against Hedging and Pledging
Pursuant to our Corporate Governance Guidelines, Directors and Section 16 officers should not speculate or hedge their interests in our stock. Therefore, Directors and Section 16 officers are prohibited from
2023 proxy statement	21

PROPOSAL 1: ELECTION OF DIRECTORS
entering into any derivative transactions in our stock, including any short sale, forward, equity swap, option or collar that is based on the company’s stock price. Notwithstanding such prohibition, certain transactions may be authorized if determined by the Board to be in the best interests of the company. Further, directors and officers shall not, directly or indirectly, pledge, hypothecate, or otherwise encumber our securities as collateral for indebtedness or any other obligation. This prohibition includes, but is not limited to, holding such securities in a margin account.
Stock Ownership Guidelines
We have stock ownership guidelines for directors and members of the executive management. We believe that a significant ownership stake by directors and executive officers leads to a stronger alignment of interests between directors, executive officers and stockholders. These guidelines, which were developed with the assistance of an independent compensation consultant, support our corporate governance focus and provide further alignment of interests among our directors and executive officers and stockholders.
These guidelines establish the ownership requirements of shares of the company’s common stock determined as a multiple of (i) with respect to non-employee directors, a director’s annual cash retainer (excluding the additional annual cash retainer for leadership positions) and (ii) with respect to the executive officers, an executive’s base salary. The ownership target requirements by the covered individual’s position are as follows:
Subject to the discretion of the Compensation Committee, a covered individual’s failure to meet or show sustained progress toward meeting the applicable ownership guideline may result in an obligation to refrain from the sale (other than for taxes) of certain percentages of stock attained through company equity awards. The shares counted for purposes of our officers’ common stock ownership guidelines include shares owned outright, RSUs subject only to the lapse of time, and other share-based equivalents that we may use from time to time. Notwithstanding, PSUs are not included towards ownership, as vesting is subject to performance criteria in addition to time.
In January 2023, the Compensation Committee approved an amendment to eliminate stock options (vested, in-the-money) as eligible securities for ownership compliance.
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PROPOSAL 1: ELECTION OF DIRECTORS
Diversity and Inclusion

Diversity and inclusion are an important part of who we are and are supported at all levels of the company.
We are passionate about building a diverse workforce and realizing the benefits that come from sharing a variety of perspectives. Our approach to diversity and inclusion is comprehensive. With support from the Board and executive team, the company drives its diversity and inclusion initiatives through many efforts.
The initiatives are operationalized through three core elements:
1	senior management’s endorsement of and alignment with the programs;
2	focused efforts in increasing diversity in the talent pipeline and our hiring; and
3	creating an inclusive work environment where differences are welcomed.
Over the past year, members of the Nominating and Corporate Governance Committee have continued their outreach to potential director candidates with a diversity of personal factors and professional characteristics that could be valuable additions to our Board. Our Board and Nominating and Corporate Governance Committee remain committed to actively seeking out candidates who strengthen the diversity of viewpoints on our Board and have undertaken to include women and persons with ethnically or racially diverse backgrounds, as well as those who identify as members of the LGBTQ+ community, in the pool from which we select new director nominees. Evidencing this commitment to diversity and inclusion, in 2021 and 2022, we announced the appointment of three new female directors Mses. Faulkenberry, Medler and Patenaude to our Board. As of January 1, 2023, women constituted 50% of our Board. The Board and Nominating and Corporate Governance Committee are actively looking for suitable potential candidates who are ethnically or racially diverse.
Board Diversity Matrix (As of March 21, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	1
2023 proxy statement	23

PROPOSAL 1: ELECTION OF DIRECTORS
As of December 31, 2022, women constituted 42% of our workforce and self-identified racial or ethnic minorities represented 81% of our workforce.

Board Evaluation Process
Each year, the Board expects to conduct a rigorous annual self-evaluation to help determine whether the Board and its committees are functioning effectively. The Nominating and Corporate Governance Committee oversees this process. The evaluation process solicits input from the directors regarding the performance and effectiveness of the Board, the Committees and the individual directors, and provides an opportunity for directors to identify areas for improvement.
In 2022, the evaluation process included one-on-one interviews with our non-voting Board Observer to evaluate individual and overall board and committee performance. The Nominating and Corporate Governance Committee reviews the results and feedback from the evaluation process and makes recommendations for improvements, as appropriate.
Director Independence
Nasdaq listing rules require a majority of our Board to be independent. An “independent director” is defined as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board annually makes an affirmative determination regarding the independence of each director based upon the recommendation of the Nominating and Corporate Governance Committee and pursuant to the standards in our Corporate Governance Guidelines. Applying these standards, the Board has affirmatively determined that Mses. Berry, Faulkenberry, Medler and Patenaude and Messrs. Jimmerson and Sagansky are “independent directors.”

In making this determination, the Board considered the following factors, among others: the ownership positions and contractual arrangements of our Board members and their affiliates with our company; the corporate governance and other policies adopted by the Board to help avoid conflicts and potential conflicts of interest; the contractual arrangements and annual payments between our company and other companies upon which our directors also serve as directors; and, the alignment of the long-term interests of the stockholders that appointed our Board members with the long-term interests of our other stockholders. Mr. Robertson is a founding partner of TDR Capital, the beneficial owner of a majority of the outstanding shares of our common stock. Due to TDR Capital’s majority ownership, the Board believes it cannot affirmatively determine Mr. Robertson is “independent” as defined by the rules and regulations of Nasdaq.
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PROPOSAL 1: ELECTION OF DIRECTORS
Communication with the Board
Stockholders, employees and other interested parties may communicate with any of our directors, our Board as a group, our independent directors as a group or any Board committee as a group by sending such communications to the Corporate Secretary to be forwarded to the Chairman of the Board. The Corporate Secretary may respond directly or redirect any such communication to another department of the company for an appropriate response if, in the discretion of the Corporate Secretary, such a direct response is more appropriate. The Corporate Secretary may also ignore any communication that she determines to be of a commercial or frivolous nature or otherwise inappropriate for Board consideration.
Corporate Secretary 9320 Lakeside Boulevard, Suite 300 The Woodlands, Texas 77381
2023 proxy statement	25

PROPOSAL 2: RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 2: RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 SNAPSHOT
The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Board recommends you vote FOR this proposal. We have a positive working relationship with Ernst & Young who has consistently provided us with service that is on par with the best in the industry.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the company’s independent auditor. Ernst & Young LLP (“EY”) has been our independent auditor since April 26, 2019. The Audit Committee believes that the retention of EY to serve as the company’s independent auditor for 2023 is in the best interests of the company and its stockholders. If the appointment of EY is not approved by our stockholders, the Audit Committee will consider whether it is appropriate to select another independent auditor.
EY representatives will be present at the Annual Meeting and will have the opportunity to make a statement and respond to questions.
Audit Fees & Approval Process
The Audit Committee pre-approves all audit and non-audit services to be performed by the independent auditors in compliance with the Sarbanes-Oxley Act and the SEC rules regarding auditor independence. These services may include audit services, audit-related services, tax services and all other services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee or require the specific pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it will require specific pre-approval if it is to be provided by EY.
Fees for all services to be provided by EY are approved by the Audit Committee. Any proposed fees exceeding these levels or amounts require specific advanced approval by the Audit Committee. The Audit Committee may delegate either type of approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated to its Chair the authority to approve any permissible non-audit services with a fee of $50,000 or less.
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PROPOSAL 2: RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fee Information
Fees for professional services provided by our independent auditor included the following:
	Ernst & Young LLP
Fees	2021	2022
Audit(1)	$850,000	$1,123,000
Audit-Related	$0	$0
Tax	$0	$0
All Other	$0	$0

(1)
Audit fees include, without limitation, fees billed for professional services rendered for the audit of annual financial statements, including the review of interim financial statements registration statements, and comfort letters.

Audit Committee Report
The Audit Committee is composed of four directors, all of whom meet the independence standards of Nasdaq, the SEC and our Corporate Governance Guidelines, and operates under a written charter adopted by the Board.
Management is responsible for the company’s internal controls and the financial reporting process. EY, acting as independent auditor of the company, is responsible for performing an independent audit of the company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee discussed with EY the overall scope and execution of the independent audit and reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with EY other matters required by PCAOB auditing standards.
EY provided to the Audit Committee the written communications required by applicable standards of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and the Audit Committee discussed EY’s independence with management and the auditors. The Audit Committee also considered whether the provision of other non-audit services by EY to the company is compatible with maintaining independence.
The Audit Committee concluded that the independent auditors’ independence had not been impaired.
Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2022.
By the members of the Audit Committee as of March 9, 2023 consisting of:

Martin L. Jimmerson (Chairman)	Barbara Faulkenberry	Linda Medler	Pamela Patenaude
The information contained in the “Audit Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the company under the Exchange Act or the Securities Act of 1933, as amended, unless and only to the extent that the company specifically incorporates it by reference.
2023 proxy statement	27

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 21, 2023:

JAMES B. ARCHER, 52	ERIC T. KALAMARAS, 49	TROY C. SCHRENK, 48	HEIDI D. LEWIS, 50	J. TRAVIS KELLEY, 47	JASON VLACICH, 45
President, Chief Executive Officer, and Director	Executive Vice President and Chief Financial Officer	Chief Commercial Officer	Executive Vice President, General Counsel and Secretary	Executive Vice President, Operations	Chief Accounting Officer
James B. Archer’s biography is set forth under the heading “Our Board” above.

ERIC T. KALAMARAS serves as our Executive Vice President and Chief Financial Officer. In this role, he is responsible for all strategic financial and administrative operations of the company. Mr. Kalamaras joined Target Hospitality in September 2019.

■
Mr. Kalamaras previously served from 2016 to August 2019 as Executive Vice President & Chief Financial Officer of American Midstream Partners, L.P., a formerly-New York Stock Exchange listed natural gas midstream company.

■
From 2013 to 2016, Mr. Kalamaras served as Executive Vice President & Chief Financial Officer for Azure Midstream Holdings, LLC & Azure Midstream Partners, L.P., two companies overseeing midstream energy assets.

■
Mr. Kalamaras holds an MBA from Wake Forest University and a bachelor’s degree in business administration from Central Michigan University.

TROY C. SCHRENK serves as our Chief Commercial Officer. In this role, he is responsible for commercial strategy, business development, government relations, public relations and marketing of the company. Mr. Schrenk joined Target in 2012 as Senior Vice President and has been in his current role since October 2018.

■
With over twenty years of experience in modular manufacturing, specialty rentals, home building and real estate development, Mr. Schrenk is a proven commercial leader with a track record of success in revenue and strategic growth management which began with Fortune 500, Centex Homes (NYSE: CTX) from 2000  —  2005 as Area Sales Manager, Director of Sales and VP of Sales and Marketing before holding similar positions at several other homebuilding, specialty rental and manufacturing companies.

■ Mr. Schrenk holds an MBA from Boise State University and a bachelor’s degree in sociology from George Fox University.
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EXECUTIVE OFFICERS

HEIDI D. LEWIS serves as our Executive Vice President, General Counsel and Secretary. In this role, she is responsible for leading the company’s legal, compliance, human resources, and corporate secretary functions. Ms. Lewis joined Target in January 2019.

■
She has over twenty years of legal experience in capital markets and securities, IPOs, mergers and acquisitions, board advisement, corporate governance, and corporate law.

■
Prior to joining Target, she was Corporate and Commercial Counsel and Assistant Secretary at Bristow Group Inc. (NYSE: BRS) from July 2018 to January 2019, where she executed on M&A, governance, capital markets and corporate transactions.

■
Prior to that, Ms. Lewis was the Vice President, Group General Counsel and Assistant Secretary at Dynegy Inc. (NYSE: DYN) (now Vistra Energy Group (NYSE: VST)), from 2013 until June 2018, where she led the company’s corporate legal group with her expertise in SEC and NYSE regulations and requirements. Ms. Lewis joined Dynegy in 2006, as a corporate counsel.

■
Ms. Lewis began her legal career at King & Spalding LLP and Akin Gump Strauss Hauer & Feld LLP.

■
Ms. Lewis holds a Juris Doctor from the University of Houston Law Center, a master’s degree from Northern Illinois University and a bachelor’s degree from Colorado State University.

J. TRAVIS KELLEY serves as our Executive Vice President, Operations. In this role, he is responsible for leading the company’s operations including construction and catering/food services. Mr. Kelley joined Target in October 2009.

■
Mr. Kelley has over twenty years of experience in the modular building industry.

■
Prior to his promotion to EVP of Operations on May 4, 2021, Mr. Kelley served as the company’s Senior Vice President of Operations since 2017. In this role, he has overseen the management and operations of all of the company’s communities across North America.

■
Mr. Kelley began his time at the company as Project Manager for the Bakken region. From 2009 to 2017, Mr. Kelley served as Regional Vice President for the Rockies region during which time he oversaw the operations and management of 11 facilities and over 5,000 rooms.

■ Mr. Kelley served as a member of the Williston, ND Chamber of Commerce for six years (three as Chairman) and on the board of the Greater North Dakota Chamber of Commerce for three years.
2023 proxy statement	29

EXECUTIVE OFFICERS

JASON VLACICH serves as our Chief Accounting Officer. In this role, he is responsible for Target’s accounting, business applications, treasury and tax functions. Mr. Vlacich joined Target in October 2018.

■
He has over twenty years of experience in public accounting, hospitality accounting and finance.

■
Prior to joining Target, he was the Chief Accounting Officer at Highgate Hotels, L.P., a third-party hotel management company, in their Irving, Texas corporate office from 2012, where he oversaw the company’s corporate accounting department and global accounting services platform and led the company’s domestic and European accounting expansion and centralization as well as implementation of global accounting systems.

■
Prior to that, Mr. Vlacich was Senior Audit Manager at PricewaterhouseCoopers, LLP’s Dallas, Texas office, from 2008 to 2012, where he serviced public and private companies across multiple industries with a heavy concentration in the hospitality industry, including hospitality real estate investment trusts (“REIT”s). His experience included leading integrated audits to comply with the Sarbanes Oxley Act, initial public offerings, assisting clients with SEC comment letters and comfort letters, hospitality lead in the Chief Auditor Network influencing audit firm methodology and publishing whitepapers for the audit practice, delivering technical accounting presentations to clients for practice development, inspection of audit firms and audit teams to ensure compliance with professional auditing standards, including pre-clearance reviews and consultations, Rule 3-05 carve-out audits, and acting as a national audit methodology and technical accounting instructor for employees and experienced hires across the practice.

■
Mr. Vlacich began his professional career in August of 2000 in the assurance practice of PricewaterhouseCoopers, LLP in the Hartford, Connecticut office before relocating to the Orlando, Florida office where he served in a variety of different roles from assurance associate to experienced audit manager servicing both public and private companies in a variety of different industries, including hospitality with a concentration in hospitality REITs.

■
Mr. Vlacich has several years of additional industry experience with General Electric (GE Asset Management) and Siemens in financial reporting, Sarbanes-Oxley compliance, and corporate accounting roles.

■
Mr. Vlacich holds a bachelor’s degree in Accountancy from Bentley University and is a Certified Public Accountant in the State of Texas.

30	investors.targethospitality.com

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
We are an “emerging growth company” as defined in Section 101(a)(19)(C) of the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are not required under SEC rules to include a Compensation Discussion and Analysis section or Compensation Committee Report in this proxy statement. We have elected to comply with these reduced compensation disclosure requirements, as permitted under the JOBS Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers (“NEOs”), or the frequency with which such votes must be conducted.
We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of completion of our initial public offering, which we completed in January 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period; or (iv) the date on which we are deemed to be a large accelerated filed under the Securities and Exchange Commission’s (“SEC”) rules.
Key 2022 Performance Highlights
Our extraordinary 2022 results illustrate the strength in Target Hospitality’s operating position and commitment to our defined strategic initiatives. Under the leadership of our NEOs, we reported:
$502M TOTAL REVENUE	$265M ADJ. EBITDA(2)	$36M INTEREST EXPENSE
$74M NET INCOME	$293M DISCRETIONARY CASH FLOW (“DCF”)(2)	0.6x TOTAL NET LEVERAGE RATIO

(2)
Adjusted EBITDA and Discretionary Cash Flow are non-GAAP financial measures. For a discussion of our use of non-GAAP financial measures, including a reconciliation of (i) Adjusted EBITDA to net income (loss) and (ii) Discretionary Cash Flow to net cash provided by operating activities, please see the “Non-GAAP Financial Measures” section beginning on page 62 in Item 7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

2023 proxy statement	31

EXECUTIVE COMPENSATION
Key 2022 Compensation Actions
The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during 2022 are set forth below.
Compensation Component	Link to Business and Talent Strategies	2022 Compensation Actions
Base Salary
■
Competitive base salaries help attract and retain executive talent.

■
Fixed cash compensation recognizes factors such as individual contribution, time in role, and scope of responsibility.

■
Reviewed annually and adjusted as appropriate

■ Merit- and cost-of-living increases for 2022, ranging from 3% to 14%.
Annual Incentive Compensation	■ Focus executives on achieving annually established financial targets that are key indicators of ongoing operational performance and support our business strategy.	■ Annual cash incentive awards were earned at the max level of performance which is equal to 200%.
Long-Term Incentive Compensation
■
Incentivize and reward long-term gains in stockholder value, with vesting terms up to four years to ensure retention while rewarding executives for past performance and future potential growth.

■
Encourages executive ownership and alignment with external shareholders

■ Executives awarded a combination of restricted stock units (RSUs) and performance stock units (PSUs) in 2022.
The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under our short term incentive plan. The performance levels are intended to be aggressive but realistic, such that achieving threshold levels would represent minimum acceptable performance and achieving maximum levels would represent outstanding performance. The target performance goals align with our annual operating plan.
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EXECUTIVE COMPENSATION
How We Determine Executive Compensation
OVERSIGHT RESPONSIBILITIES FOR EXECUTIVE COMPENSATION
The table below summarizes the key oversight responsibilities for executive compensation.

COMPENSATION COMMITTEE	ALL NON-EXECUTIVE BOARD MEMBERS	CEO AND MANAGEMENT
■
Establishes executive compensation philosophy

■
Approves incentive compensation programs and performance goals for the annual bonus plan

■
Approves all compensation actions for the named executive officers and other members of senior management, other than the CEO

■
Recommends CEO compensation to the Board

■ Assess performance of the CEO and approves his compensation
■
Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Compensation Committee, which makes the final decisions

■
Responsible for the administration of the compensation programs once Compensation Committee decisions are finalized

■
CEO is not involved in any decision as to his own compensation

USE OF MARKET DATA
To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies, as well as general industry survey data. Selection of the peer companies presents certain challenges due to the limited number of directly comparable companies. Given the relatively small number of direct competitors the Compensation Committee has expanded the peer group to include companies comparable in revenue, EBITDA, and market capitalization.
The peer group is used as the primary reference point to assess the competitiveness of base salary, incentive targets, and total direct compensation awarded to the NEOs and market practices including incentive design, share utilization, and stock ownership guidelines. With the assistance of the independent compensation consultant, the peer group is evaluated annually by the Compensation Committee, making changes as appropriate, in order to ensure that, as a whole, it remains an appropriate benchmark to inform pay actions.
For 2022 compensation decisions, the Compensation Committee utilized the peer group set forth below:
■ Black Diamond Group	■ Bluegreen Vacations	■ CAI International	■ Cavco Industries
■ Civeo	■ Dexterra Group	■ McGrath RentCorp	■ Melcor Developments
■ Playa Hotels & Resorts	■ Vectrus	■ Viad	■ VSE
■ Wyndham Hotels & Resorts
Based on data compiled by FW Cook at the time of the peer group review, our revenue, EBITDA, and market capitalization were at the 17th, 41st, and 16th percentiles, respectively, in relation to the peer group.
2023 proxy statement	33

EXECUTIVE COMPENSATION
As there is limited data on positions other than the CEO and CFO in the peer group data, the Compensation Committee also reviews data from national, general industry survey sources when it considers the market competitiveness of NEO compensation levels and/or market practices. The Compensation Committee does not review the specific companies included in these surveys and the data presented to the Compensation Committee is general and not specific to any particular subset of companies.
2022 Named Executive Officer Compensation
BASE SALARY
Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility and comparison to market data. Based on these criteria, our named executive officers received the following annual salaries in 2022:
Name	2021 Base Salary	2022 Base Salary	% Increase
James B. Archer	$660,000	$750,000	$	+14%
Eric T. Kalamaras	$415,000	$427,450	$	+3%
Troy C. Schrenk	$350,000	$360,500	$	+3%
The Compensation Committee recommended increases for Messrs. Kalamaras and Schrenk consistent with the cost-of-living adjustment that was provided to all employees. The Compensation Committee sought to adjust Mr. Archer’s salary upward in the competitive benchmark range commensurate with his experience and performance in leading the organization and as such recommended a base salary adjustment, which was subsequently approved by the full Board.
ANNUAL SHORT TERM INCENTIVE PLAN
For 2022, the Compensation Committee established the following goals and payout levels under the short term incentive plan. The threshold, target and maximum performance and payout opportunities under the 2022 short term incentive plan (subject to interpolation between points), along with the actual performance achieved and related payout percentage, are set forth below:
	Threshold	Target	Maximum	Actual	% of Target Performance Achieved	Payout %
Payout %	75%	100%	200%
Adjusted EBITDA(1) ($ millions)	$121.075	$132.1	$158.52	$264.7	203%	200%

(1)
Adjusted EBITDA is calculated as Adjusted EBITDA gross of bonus adjustments. Adjusted EBITDA is a non-GAAP financial measure. For a discussion of our use of non-GAAP financial measures, including a reconciliation of (i) Adjusted EBITDA to net income (loss), please see the “Non-GAAP Financial Measures” section beginning on page 62 in Item 7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

34	investors.targethospitality.com

EXECUTIVE COMPENSATION
EQUITY INCENTIVE PROGRAM
Beginning in 2022, our annual LTI program consists of restricted stock units and performance stock units:
Award Type	Link to Business and Talent Strategies
Restricted Stock Units
■
Vests in four equal annual installments on each of the first four anniversaries of the grant date

■
Realized value linked to share price while maintaining retentive value during times of volatility

Performance Stock Units
■
Awarded to certain officers, including NEOs, to further incentivize performance

■
2022 PSUs may be earned at the end of the three-year performance period (1/1/2022 – 12/31/2024) from 0% – 150% of target shares awarded based on achievement against a cumulative operating cash flow goal (“Cash Flow PSUs”)

In addition to the annual RSU and PSU awards above, the company awarded to Section 16 officers, including the NEOs, one-time PSU grants tied to stock price hurdles over an approximate three-year performance period (May 2022 – June 30, 2025). Note that the stock price on the date of grant for the CEO was $5.65.
Achievement of Share Price
$12.50
$15.00
$17.50
$20.00
These special, off-cycle grants (the “Retention PSUs”) are intended to retain, motivate, and incent superior performance from the executive team and drive significant stockholder value creation. If all stock price hurdles are met during the performance period, then the NEOs will be entitled to receive the maximum number of the Retention PSUs granted.
2023 proxy statement	35

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2022, 2021 and 2020 compensation awarded or paid to, or earned by, our CEO, CFO and the next highly paid individual, our NEOs, as of December 31, 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(3) ($)	Option/SAR Awards(3) ($)	Non-equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
James B Archer President and Chief Executive Officer	2022	739,615	—	2,095,031	—	1,995,000	—	45,076	4,874,722
	2021	660,000	—	426,190	423,913	2,045,274	—	26,012	3,581,389
	2020	259,385(1)(2)	—	858,481	488,096	658,350	—	32,878	2,297,190
Eric T. Kalamaras Executive Vice President and Chief Financial Officer	2022	426,013	—	1,986,021	—	726,665	—	41,712	3,180,411
	2021	415,000	—	255,714	254,348	821,908	—	30,676	1,777,646
	2020	373,500(2)	—	329,066	292,858	265,562	—	34,840	1,295,826
Troy C. Schrenk Chief Commercial Officers	2022	359,288	—	1,788,016	—	612,850	—	38,245	2,798.399
	2021	350,000	—	170,476	169,565	693,175	—	25,600	1,408,816
	2020	180,000(2)	—	115,539	97,618	112,500	—	338,593	844,250

(1)
Mr. Archer elected to receive his salary for January 1  —  July 31, 2020 in the form of shares of our common stock. Values for the salary replacement RSUs are included under Stock Awards as detailed in Note 3 below.

(2)
Effective April 1, 2020, we implemented the Salary Reduction Equity Award Program (the “Salary Retainer Program”) in light of strategic and operational changes and the economic volatility from the impact of COVID-19. Pursuant to the Salary Retainer Program, we reduced the cash salary paid to officers including each NEO by 20% for the period from April 1, 2020 through December 31, 2020. On October 1, 2020, we entered into agreements (the “Salary Retainer Program Termination Agreements”) with each officer including our NEOs following the decision by the Compensation Committee to terminate the Salary Retainer Program. Pursuant to the Salary Retainer Program Termination Agreements, effective October 1, 2020, we recommenced payment of 100% of the salary of each officer, including the NEOs, and each officer agreed to forfeit RSUs awarded to him or her pursuant to the Salary Retainer Program scheduled to vest on or after October 1, 2020.

(3)
The amounts shown under “Stock Awards” for 2020 and 2021 reflect the aggregate grant date fair value for RSUs calculated in accordance with FASB ASC Topic 718 and for 2022 reflects the aggregate grant date fair value for RSUs and PSUs (using the Monte Carlo valuation model for Retention PSUs) calculated in accordance with FASB ASC Topic 718 at the target number for Cash Flow PSUs. At the Maximum number for Cash Flow PSUs, for 2022, these values would be: for Mr. Archer $371,260; for Mr. Kalamaras $222,758; for Mr. Schrenk: $148,507. The amounts shown under “Option/SAR Awards” for 2020 and 2021 reflect the aggregate grant date fair value for options or SARs (using the Black Scholes valuation model) calculated in accordance with FASB ASC Topic 718. Please read the discussion of the assumptions used in such valuation in Note 18 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. Amounts for 2020 include issued awards of RSUs to each NEO with a value equal to his reduced salary of $314,167, $41,500 and $20,000 for Messrs. Archer, Kalamaras and Schrenk, respectively, which ratably vested on a monthly basis for the period of the Salary Retainer Program.

(4)
The amounts shown under “Non-Equity Incentive Plan Compensation” for 2020, 2021 and 2022 reflect cash bonuses awarded under the company’s short term incentive plan. The 2020 incentive payments were earned in 2020 and paid in March 2021, the 2021 incentive payments were earned in 2021 and paid in February 2022 and the 2022 incentive payments were earned in 2022 and paid in February 2023.

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EXECUTIVE COMPENSATION
(5)
Amounts in this column are detailed in the table below:

Name and Principal Position	Year	Commission ($)	Health Reimbursement(a) ($)	Auto Allowance(b) ($)	Personal Vehicle Company Car(c) ($)	401K Match(d) ($)	Total All Other Compensation ($)
James B Archer President and CEO	2022	—	21,870	—	5,271	17,935	45,076
	2021	—	12,685	—	7,615	5,712	26,012
	2020	—	18,397	—	12,403	2,078	32,878
Eric T. Kalamaras EVP and CFO	2022	—	21,870	14,400	—	5,442	41,712
	2021	—	12,685	14,400	—	3,591	30,676
	2020	—	12,969	14,400	—	7,471	34,840
Troy C. Schrenk CCO	2022	—	21,870	—	5,715	10,660	38,245
	2021	3,363	12,685	—	3,641	5,911	25,600
	2020	317,183	13,014	—	6,486	1,910	338,593

(a)
Our executive officers participate in our broad-based employee welfare plans, including medical, dental and vision insurance.

(b)
Mr. Kalamaras receives an auto allowance of $1,200/month per his employment agreement.

(c)
Represents the aggregate incremental cost to the company of personal use of a company vehicle.

(d)
401(k) match is for the 401(k) plan contribution provided to all employees who participate in the 401(k) plan.

2023 proxy statement	37

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table presents certain information concerning equity awards held by our CEO, CFO and the next highly paid individual as of December 31, 2022. The table does not include information regarding equity based awards related to 2022 performance that were or may be granted to the NEOs in 2023. The vesting schedules for each type of award are described in the footnotes to the table, and the vesting date for each award can be determined by referring to the grant date for each award in the table.
		Option/SAR Awards					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2) (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(4) ($)
James B Archer President and CEO	5/24/2022	—	—	—	$—	—	—	$—	500,000	$7,570,000
	2/24/2022	—	—	—	$—	—	249,169	$3,772,419	83,056	$1,257,468
	2/25/2021	—	543,478	—	$1.79	2/25/2031	238,095	$3,604,758	—	$—
	3/04/2020	198,413	198,413	—	$4.51	3/4/2030	53,533	$810,490	—	$—
	5/21/2019	112,276	37,425	—	$10.83	5/21/2029	11,543	$174,761	—	$—
Eric T. Kalamaras EVP and CFO	7/12/2022	—	—	—	$—	—	—	$—	200,000	$3,028,000
	2/24/2022	—	—	—	$—	—	149,502	$2,263,460	49,834	$754,486
	2/25/2021	—	326,087	—	$1.79	2/25/2031	142,857	$2,162,855	—	$—
	3/04/2020	119,048	119,048	—	$4.51	3/4/2030	32,120	$486,297	—	$—
	9/03/2019	128,572	42,857	—	$6.14	9/3/2029	12,215	$184,935	—	$—
Troy C. Schrenk CCO	7/12/2022	—	—	—	$—	—	—	$—	200,000	$3,028,000
	2/24/2022	—	—	—	$—	—	99,668	$1,508,974	33,223	$502,996
	2/25/2021	—	217,391	—	$1.79	2/25/2031	95,238	$1,441,903	—	$—
	3/04/2020	39,683	39,682	—	$4.51	3/4/2030	10,707	$162,104	—	$—
	5/21/2019	78,593	26,198	—	$10.83	5/21/2029	8,080	$122,331	—	$—

(1)
Stock Options granted in 2019 and 2020 have a four-year ratable vesting schedule, with 25% vesting each year starting on the anniversary grant date. SARs granted in 2021 vest 50% two years from the anniversary of the grant date and the remaining 50% three years from the anniversary of the grant date.

(2)
RSUs granted in 2019, 2020 and 2022 have a four-year ratable vesting schedule, with 25% vesting each year starting on the anniversary grant date. RSUs granted in 2021 vest 50% two years from the anniversary of the grant date and the remaining 50% three years from the anniversary of the grant date

(3)
The market value of the RSUs and PSUs (at target for Cash Flow PSUs and max for Retention PSUs) is based on the closing market price of our common stock on December 30, 2022 of $15.14.

(4)
The PSUs require performance goals to be attained over a three-year period upon granting for any actual award to be earned. PSUs are payable, if performance criteria are met, in common stock.

38	investors.targethospitality.com

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
Each of Messrs. Archer, Kalamaras and Schrenk are party to certain employment agreements, as amended, with the company which provide that in the event of a change of control, if such individual’s employment is terminated other for cause or by the relevant NEO for good reason within 12 months of such change of control, all unvested time-based equity awards shall vest in full. Messrs. Archer, Kalamaras and Schrenk’s employment agreements, as amended, also provide for other severance benefits, the terms of which are described below under the heading “Employment Agreements.”
Equity Compensation Plan Information
On March 6, 2019, our stockholders approved the Target Hospitality Corp. 2019 Incentive Award Plan (as amended, the “Incentive Plan”). The Incentive Plan is administered by the Compensation Committee. Under the Incentive Plan, the Compensation Committee may grant an aggregate of 4,000,000 shares of common stock in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and performance compensation awards. On May 19, 2022, our stockholders approved an amendment to the Incentive Plan solely to increase the number of shares of common stock authorized for issuance under the Incentive Plan by an additional 4,000,000 shares of common stock in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and performance compensation awards.
As of December 31, 2022, 9,490,532 securities had been granted under the Plan, excluding 116,837 RSUs paid in cash, and including 1,578,537 of SARs, which are intended to settle in cash.
Plan Category	Common Shares to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units (a)	Weighted Average Exercise Price of Outstanding Options (b)	Common Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in the first column in this table) (c)
Equity compensation plans approved by Target Hospitality stockholders(1)	5,664,259	$6.13	825,577
Equity compensation plans not approved by stockholders	—	—	—
Total	5,664,259	$6.13	825,577

(1)
The number of common shares reported in Column (a) excludes liability-based stock appreciation right awards of 1,537,776 and shares associated with grants that were withheld for tax liabilities and grants that were forfeited or expired on or before December 31, 2022, as shares associated with grants that were withheld for tax liabilities and forfeited and expired grants are available for reissuance under the Plan. The amounts and values in Column (a) comprise 2,658,581 equity-based RSUs at a weighted average grant price of $2.98, 1,495,017 equity-based PSUs at a weighted average grant price of $5.22 and 1,510,661 stock options at a weighted average exercise price of $6.13. For additional information on the awards outstanding under the Plan, see Note 18 in the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

2023 proxy statement	39

EXECUTIVE COMPENSATION
Employment Agreements
The employment arrangements we have with our NEOs are summarized below.
JAMES B. ARCHER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Target entered into an employment agreement with Mr. Archer, effective March 15, 2019, which was subsequently amended effective January 1, 2022. The agreement provides for an additional employment term of 36 months beginning January 1, 2022, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Archer’s agreement provides for an annual base salary of $600,000, subject to increases approved by the Board, which he may elect to receive in whole in the form of restricted stock units under the Incentive Plan. Mr. Archer’s agreement provides for an annual cash performance bonus target of 133% of annual base salary and a long term incentive annual equity award with a target grant value of $1,000,000 (the grant value may be more or less than this amount and is determined annually by the Compensation Committee). For the 2022 fiscal year, Mr. Archer received salary of $750,000 and an equity award under the Incentive Plan of $1,000,000  —  of 75% time-vested RSUs which ratably vest over 4 years from the grant date and 25% PSUs, which cliff vest on the third anniversary of the grant date if performance criteria are met. Mr. Archer’s agreement also includes a 12-month non-competition and non-solicitation provision.
If Mr. Archer’s employment is terminated other than for cause or with good reason, he will be entitled to 125% of the sum of his annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus including a payment for costs that would be incurred for continued health insurance coverage for 15 months and continued vesting of any unvested awards granted to Mr. Archer under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Mr. Archer is terminated other than for cause or by Mr. Archer for good reason within 12 months of such change of control, he will be entitled to 250% of the sum of his base salary and his target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.
ERIC T. KALAMARAS, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
In connection with Mr. Kalamaras’ appointment as Executive Vice President and Chief Financial Officer, Mr. Kalamaras entered into an employment agreement with Target, which was subsequently amended effective January 1, 2022. The agreement provides for an additional employment term of 36 months from January 1, 2022, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Kalamaras’ agreement provides for an annual base salary of $415,000, subject to annual increases, which he may elect to receive in whole in the form of restricted stock units under the Incentive Plan. Mr. Kalamaras’ agreement provided for a one-time sign-on bonus of $93,187 which was paid in equal installments on the 6- and 12-month anniversaries of Mr. Kalamaras’ employment with the company and a one-time legacy retention buyout equity award under the Incentive Plan having a grant value of $500,000 in the form of restricted stock units that vested on March 15, 2020. Mr. Kalamaras’ agreement provides for an annual cash performance bonus target of 85% of annual base salary and a long term incentive annual equity award with a target grant value of $600,000. For the 2022 fiscal year, Mr. Kalamaras received salary of $427,450 and an equity award under the Incentive Plan of $600,000  —   of 75% time-vested RSUs which ratably vest over 4 years from the grant date and 25% PSUs, which cliff vest on the third anniversary of the grant date if performance criteria are met. The Employment Agreement also includes a 12-month non-competition and non-solicitation provision.
If Mr. Kalamaras’ employment is terminated other than for cause or good reason, he will be entitled to 100% of the sum of his annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus a payment for costs that would be incurred for continued health insurance coverage for 12 months and continued vesting of any unvested awards granted to Mr. Kalamaras under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Mr. Kalamaras is terminated other than for cause or by Mr. Kalamaras with good reason within 12 months of such
40	investors.targethospitality.com

EXECUTIVE COMPENSATION
change of control, he will be entitled to 200% of his base salary and his target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.
TROY SCHRENK, CHIEF COMMERCIAL OFFICER
Target entered into an employment agreement with Mr. Schrenk, effective March 15, 2019, which was subsequently amended on February 25, 2021 and further amended effective January 1, 2022. The agreement provides for an additional employment term of 36 months, beginning January 1, 2022, with automatic successive one-year extensions after the end of the initial term, unless either party provides a non-renewal notice to the other party at least 120 days before the expiration of the initial term or the renewal term, as applicable. Mr. Schrenk’s agreement, as amended, provides for an annual base salary of $350,000, which he may elect to receive in whole in the form of restricted stock units under the Incentive Plan. Under the terms of Mr. Schrenk’s amended agreement, he is no longer entitled to receive quarterly commission payments. Mr. Schrenk’s amended agreement provides for an annual cash performance bonus target of 85% of annual base salary and a long term incentive annual equity award with a target grant value of $400,000. For the 2022 fiscal year, Mr. Schrenk received salary of $360,500 and an equity award under the Incentive Plan of $400,000  —  of 75% time-vested RSUs which ratably vest over 4 years from the grant date and 25% PSUs, which cliff vest on the third anniversary of the grant date if performance criteria are met. Mr. Schrenk’s agreement also includes a 12-month non-competition and non-solicitation provision. Upon the occurrence of an initial public offering, Mr. Schrenk was entitled to certain additional benefits including a $500,000 one-time grant of 50% time-vested stock options and 50% restricted stock vesting ratably over 4 years at the closing of such offering.
If Mr. Schrenk’s employment is terminated other than for cause or good reason, he will be entitled to 100% of the sum of his annual base salary and target annual bonus for the year of termination, prorated target bonus, accrued and unpaid benefits plus a payment for costs that would be incurred for continued health insurance coverage for 12 months and continued vesting of any unvested awards granted to Mr. Schrenk under the Incentive Plan during the severance period if such awards would have vested had he remained employed during the severance period. In the event of a change of control, if Mr. Schrenk is terminated other than for cause or by Mr. Schrenk with good reason within 12 months of such change of control, he will be entitled to 200% of his base salary and his target annual bonus, prorated target bonus, as well as a lump sum payment of the costs that would be incurred by him for continued health insurance coverage for 18 months and vesting of any unvested time-based equity awards.
2023 proxy statement	41

CERTAIN RELATIONSHIP AND RELATED PARTY TRANSACTIONS
CERTAIN RELATIONSHIP AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements, we describe below transactions to which we were a party or will be a party, in which:
■
the amounts involved exceeded or will exceed $120,000; and

■
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and NEOs are described elsewhere in this proxy statement.
The following persons and entities that participated in the transactions listed in this section were “related persons” (as defined below) at the time of the transaction:
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
On the March 15, 2019, Target Hospitality, Arrow Holding S.a r.l. (“Arrow”), Algeco Investments B.V. (“Algeco Investments”), and certain other parties named on the signature pages thereto, entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), that amends and restates that certain registration rights agreement, dated January 11, 2018 by and among Platinum Eagle Acquisition Corp., our legal predecessor, and certain of its initial investors and provides such initial investors, Arrow and Algeco Investments with certain demand, shelf and piggyback registration rights covering all shares of Target Hospitality common stock and warrants to purchase shares of Target Hospitality common stock owned by each holder, until such shares or warrants, as applicable, cease to be “Registrable Securities” as defined in the Registration Rights Agreement. The Registration Rights Agreement provides each of Arrow, Algeco Investments and certain of the initial investors (the “Initiating Holders”) the right to request an unlimited number of demands at any time following the Closing Date and customary shelf registration rights, subject to certain conditions. In addition, the agreement grants each of Arrow, Algeco Investments and the Initiating Holders (as defined in the Registration Rights Agreement) piggyback registration rights with respect to registration statements filed subsequent to March 15, 2019. The company is responsible for all Registration Expenses (as defined in the Registration Rights Agreement) in connection with any demand, shelf or piggyback registration by any of the Initiating Holders. The registration rights under the Registration Rights Agreement are subject to customary lock-up provisions.
Review, Approval or Ratification of Transactions with Related Persons
Our Board adopted a written statement of policy for the evaluation of and the approval, disapproval and monitoring of transactions involving us and “Related Persons.” For the purposes of the policy, a “Related Person” is (i) any director or executive officer, and any individual who was a director or executive officer at any time since the beginning of the last fiscal year; (ii) any nominee for election as a director of the company; (iii) any individual or entity known to the company to be the beneficial owner of more than five percent (5%) of any class of the company’s voting securities; and (iv) any immediate family member of an individual identified in clauses (i) through (iii) above.
Our related person transactions policy requires that all related person transactions shall be consummated or continued only if the Audit Committee shall approve or ratify such transaction as in, or not inconsistent with, the best interests of the company and its stockholders. In reviewing any such related person transaction, the Audit Committee will consider all of the material facts of such transaction, including consideration of the following factors to the extent relevant:
■
a general description of the transaction, including the material terms and conditions;

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CERTAIN RELATIONSHIP AND RELATED PARTY TRANSACTIONS
■
the basis on which such individual or entity is a Related Person;

■
the Related Person’s interest in the transaction, including the Related Person’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction;

■
the approximate dollar value of the transaction, and the approximate dollar value of the Related Person’s interest in the transaction without regard to amount of profit or loss;

■
in the case of (i) a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made, or (ii) indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness;

■
any other material information regarding the transaction or the Related Person’s interest in the transaction.

2023 proxy statement	43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership
The following table sets forth information regarding the beneficial ownership of our common stock as of March 21, 2023 by each person who is the beneficial owner of more than 5% of our common shares; each of our executive officers and directors; and all of our executive officers and directors as a group. The beneficial ownership of our common stock is based on 100,754,235 shares of common stock issued and outstanding as of March 21, 2023.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all common shares beneficially owned by them. To our knowledge, no common shares beneficially owned by any executive officer, director or director nominee have been pledged as security.
Name and Address of Beneficial Owner	Number of Shares	%
Current Directors and Executive Officers(1)
James B. Archer	1,313,732	1.3%
Eric T. Kalamaras(2)	276,564	*
Troy C. Schrenk(3)	225,304	*
Heidi D. Lewis	88,520	*
J. Travis Kelley(4)	133,663	*
Jason P. Vlacich(5)	34,228	*
Stephen Robertson(6)	64,777,717	64.3%
Joy Berry(7)	116,214	*
Barbara Faulkenberry(8)	40,197	*
Martin L. Jimmerson(9)	138,551	*
Linda Medler(10)	28,971	*
Pamela Hughes Patenaude(11)	36,417	*
Jeff Sagansky(12)	2,623,001	2.6%
All Directors and Executive Officers as a Group (13 Individuals)	69,833,079	68.3%
Five Percent Holders
Arrow(13)	48,973,852	48.6%
MFA Global(14)	15,628,865	15.5%
Private Capital Management, LLC(15)	5,857,347	5.8%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options or warrants that are currently exercisable or exercisable within 60 days. Unless otherwise noted, the business address of each of the stockholders listed is 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381.

(2)
Includes 195,430 shares of common stock that Mr. Kalamaras will have the right to acquire within 60 days of the record date through the vesting and exercise of stock options.

(3)
Includes 138,117 shares of common stock that Mr. Schrenk will have the right to acquire within 60 days of the record date through the vesting and exercise of stock options.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(4)
Includes 81,980 shares of common stock that Mr. Kelley will have the right to acquire within 60 days of the record date through the vesting and exercise of stock options.

(5)
Includes 11,980 shares of common stock that Mr. Vlacich will have the right to acquire within 60 days of the record date through the vesting and exercise of stock options.

(6)
TDR Capital is manager of the investment fund which is the ultimate beneficial owner of Arrow and MFA Global S.a r.l. (“MFA Global”). See Notes (13) and (14) below. TDR Capital is run by its board and investment committee which consists of the partners of the firm. As one of the founding partners of TDR Capital, Mr. Robertson may be deemed to beneficially own the securities held by the Arrow and MFA Global through his ability to either vote or direct the vote of the securities or dispose or direct the disposition of the securities, either through his role at TDR Capital, contract, understanding or otherwise. Mr. Robertson disclaims beneficial ownership of such securities, if any, except to the extent of his pecuniary interest in the funds owned or managed by TDR Capital. The reported number also includes 175,000 shares of common stock held directly by Mr. Robertson.

(7)
Includes 18,110 shares of common stock that Ms. Berry will have the right to receive within 60 days of the record date through the vesting of restricted stock units.

(8)
Includes 18,110 shares of common stock that Ms. Faulkenberry will have the right to receive within 60 days of the record date through the vesting of restricted stock units.

(9)
Includes 18,110 shares of common stock that Mr. Jimmerson will have the right to receive within 60 days of the record date through the vesting of restricted stock units.

(10)
Includes 18,110 shares of common stock that Ms. Medler will have the right to receive within 60 days of the record date through the vesting of restricted stock units.

(11)
Includes 18,110 shares of common stock that Ms. Patenaude will have the right to receive within 60 days of the record date through the vesting of restricted stock units.

(12)
Includes (i) 18,110 shares of common stock that Mr. Sagansky will have the right to receive within 60 days of the record date through the vesting of restricted stock units and (ii) 866,666 shares of common stock issuable upon exercise of warrants held by Mr. Sagansky.

(13)
TDR Capital is manager of the investment fund which is the ultimate beneficial owner of Arrow. TDR Capital controls all of Arrow’s voting rights in respect of its investments and no one else has equivalent control over the investments. The investors in Arrow are passive investors (as they are limited partners) and no investor directly or indirectly beneficially owns 20% or more of the shares or voting rights through their investment in Arrow. TDR Capital is run by its board and investment committee which consists of the partners of the firm. See Note 6. The reported number includes 39,370 shares of common stock common stock that Arrow will have the right to receive within 60 days of the record date through the vesting of restricted stock units, which were issued to Mr. Robertson as part of our annual non-executive director compensation program and subsequently transferred to Arrow in accordance with the internal policies of TDR Capital.

(14)
TDR Capital is manager of the investment fund which is the ultimate beneficial owner of MFA Global and is the controlling shareholder of the group of entities forming the direct and indirect ownership chain from MFA Global to the investment fund of which TDR Capital is the manager. TDR Capital controls the majority of MFA Global’s voting rights in respect of its investment and no one else has equivalent control over the investments. TDR Capital is run by its board and investment committee which consists of the partners of the firm. See Note 6.

(15)
According to a Schedule 13G/A filed February 10, 2023 on behalf of Private Capital Management, LLC, Private Capital Management, LLC has beneficial ownership over the shares reported. Private Capital Management, LLC has shared voting power with respect to 4,031,552 shares, and sole and shared dispositive power with respect to 1,825,795 shares and 4,031,552 shares, respectively. The business address of this stockholder is 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108.

2023 proxy statement	45

OTHER MATTERS
OTHER MATTERS
Delinquent Section 16(A) Reports
The company believes that all reports for the company’s executive officers and directors that were required to be filed under Section 16 of the Exchange Act in 2022 were timely filed, except that one Form 4 to report a transaction for Mr. Archer was filed late due to an unintentional administrative error.
Matters Raised at the 2023 Annual Meeting Not Included in this Proxy Statement
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.
Stockholder Proposals and Director Nominations for the 2024 Annual Meeting
For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Generally, such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year, which was April 5, 2023. Therefore, we have determined that Rule 14a-8 stockholder proposals must be received by the company at its office at 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381, no later than December 7, 2023.
In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is greater than 30 days before, or greater than 60 days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and, (ii) if the first public announcement of the date of such meeting is fewer than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the company. Currently, we expect our 2024 Annual Meeting to be no greater than 30 days before and no greater than 60 days after the anniversary date of the 2023 Annual Meeting. Accordingly, for our 2024 Annual Meeting, assuming that we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than February 17, 2023 and no earlier than January 18, 2023. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures, or the procedures set forth in the bylaws.
Access to Annual Report on Form 10-K
The 2022 annual report to stockholders, including financial statements, was delivered or made available with this proxy statement. On written request, we will provide, without charge to each record or beneficial holder of our common stock as of March 21, 2023, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, including the financial statements, schedules and a
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OTHER MATTERS
list of exhibits thereto. Written requests should be directed to our executive office located at 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381.
Information about the Virtual Annual Meeting and Voting
WHY AM I RECEIVING THESE PROXY MATERIALS?
You are invited to attend the Virtual Annual Meeting via live webcast and are entitled to vote on the items of business described in this proxy statement because you are a stockholder of our company as of the record date. The proxy materials include the notice of Annual Meeting, this proxy statement for the Annual Meeting and our annual report, which includes our Form 10-K. If you received a paper copy of these materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.
WHEN AND WHERE WILL THE COMPANY HOLD THE VIRTUAL ANNUAL MEETING?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast on May 18, 2023. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the record date or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/THCORP2023. You will also be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included with these proxy materials.
The meeting webcast will begin promptly at 10:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9.45 a.m., Central Time, and you should allow ample time for the check-in procedures.
WHY A VIRTUAL MEETING?
We are pleased to offer our stockholders a completely virtual Annual Meeting, which provides worldwide access, improved communication and cost savings for our stockholders and Target Hospitality. Additionally, given the continued concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/THCORP2023. You also will be able to vote your shares electronically at the Annual Meeting.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
WHO MAY VOTE AT THE ANNUAL MEETING?
As of the record date, March 21, 2023, there were 100,754,235 shares of our common stock issued and outstanding. You may vote all of the shares of our common stock that you own at the close of business on the record date. You may cast one vote for each share that you own. We do not have cumulative voting rights for the election of directors.
WHAT IS A QUORUM?
A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of our shares of common stock entitled to vote are represented at the Annual Meeting,
2023 proxy statement	47

OTHER MATTERS
either in person or by proxy. If a quorum is not present, no business may be conducted at the Annual Meeting, in which case the Annual Meeting may be adjourned, without a vote of stockholders by the chairman of the Annual Meeting, until such time as a quorum is present.
Proxies received and marked as abstentions from voting on a proposal, and broker non-votes are counted for determining whether a quorum is present. A “broker non-vote” results when a trust, broker, bank, or other nominee or fiduciary that holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have the discretionary authority to vote on a matter. If a properly executed proxy has not been returned, the holder is not present for quorum purposes.
WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND THAT I VOTE?
Proposal No. 1: Elect as directors the three nominees named in the proxy statement
As there are eight nominees for the eight seats up for election, each nominee will be elected as a director if he receives the affirmative vote, a plurality of the total votes cast “FOR” with respect to his election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.
The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2023
Ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2023 requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 2 and will have no effect on the results of the vote on this proposal.
The Board recommends a vote FOR the ratification of EY’s appointment.

HOW MANY VOTES DO I HAVE?
You have one vote on each proposal for each share of common stock that you owned as of the record date, March 21, 2023.
HOW DO I VOTE MY SHARES?
Stockholders of Record
If you are a stockholder of record (i.e., you hold your shares in certificate form or through an account with our transfer agent, Continental Stock Transfer & Trust Company), then you can attend the Annual Meeting via live webcast, complete a ballot and submit it. You may also vote by completing, signing and dating the proxy card that you received from us, and returning it in the accompanying pre-addressed envelope. IF YOU VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.
Beneficial Owners
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank or other agent, then you should receive a notice containing voting instructions from that organization rather than
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OTHER MATTERS
our company. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form. See “How do I attend the Annual Meeting in person?” below for more information on how to attend the annual meeting.
Even if you plan to attend the Annual Meeting via webcast, please authorize a proxy to vote your shares right away, by following the instructions on the proxy card that you received from us or the voting instruction card that you received from your broker, bank or other agent. By voting by proxy, you will be directing the persons designated as proxy holders as your proxies to vote your shares at the Annual Meeting in accordance with your instructions.
WILL MY SHARES BE VOTED IF I DO NOT COMPLETE, SIGN, DATE AND RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD, OR VOTE BY SOME OTHER METHOD?
If you are a registered “record” stockholder and you do not vote your shares by completing, signing, dating and returning a proxy card, your shares will not be voted unless you attend the Annual Meeting via webcast and vote in person. In addition, if you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting.
If your shares are held in a brokerage account or by a bank or other agent, you are considered the “beneficial owner” of shares held in “street name” and the proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions provided to you by that organization. Brokerage firms, banks and other agents are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder how to vote and you are also invited to attend the Annual Meeting via webcast. We encourage you to provide instructions to your brokerage firm, bank or other agent on how to vote your shares. Because a beneficial owner is not the record stockholder, you may not vote the shares at the Annual Meeting via webcast unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting.
Even if you do not provide voting instructions on your voting instruction card, your shares may be voted if you hold shares through an account with a brokerage firm, bank or other agent. Brokerage firms have the authority under Nasdaq rules to vote shares for which their customers do not provide voting instructions on certain routine matters. Proposal No. 2, to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2023, is considered a routine matter for which brokers, banks and other agents may vote in the absence of specific instructions.
When a proposal is not considered routine and the broker, bank or other agent has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. All proposals, other than Proposal No. 2, are non-routine proposals. Votes that cannot be cast by a broker, bank or other agent on non-routine matters are known as “broker non-votes.”
HOW CAN I REVOKE MY PROXY AND CHANGE MY VOTE PRIOR TO THE ANNUAL MEETING?
You may revoke your proxy or change your vote at any time prior to the vote taken at the Annual Meeting.
Stockholders of Record
You may revoke your proxy by (i) notifying our Corporate Secretary, at our office at 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381, in writing that you wish to revoke your proxy; (ii) submitting a proxy dated later than your original proxy; or (iii) attending the Annual Meeting via webcast and voting by ballot. Attending the Annual Meeting via webcast will not by itself revoke a proxy; you must submit a ballot and vote your shares at the Annual Meeting.
2023 proxy statement	49

OTHER MATTERS
Beneficial Owners
For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided, or, if you obtained a legal proxy from your brokerage firm, bank or other agent giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
WHO PAYS THE COSTS OF THE PROXY SOLICITATION?
We will pay the cost of soliciting proxies. Beyond these proxy materials, our directors and employees may solicit proxies in person, by telephone or by electronic communication. Directors and employees will not receive any additional compensation for soliciting proxies. We have engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies for the Annual Meeting, and we expect that Morrow’s fee will be $6,500, plus reimbursement of disbursements. Morrow’s address is 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902. Stockholders can reach Morrow at (800) 662-5200. Banks and brokers may call collect at (203) 658-9400. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or brokerage firm, bank or other agent, or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be provided in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.
WHAT IS “HOUSEHOLDING” AND HOW DOES IT WORK?
Under the rules adopted by the SEC, we may deliver a single Notice to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice, as requested, to any stockholder at the shared address to which a single copy of the Notice was delivered. If you prefer to receive separate copies of the Notice, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future Notices for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to our executive office located at 9320 Lakeside Boulevard, Suite 300, The Woodlands, Texas 77381.
50	investors.targethospitality.com

TARGET HOSPITALITY CORP.
TARGET LODGING
9320 LAKESIDE BLVD.
SUITE 300
THE WOODLANDS, TX 77381

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/THCORP2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03295-P90101 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TARGET HOSPITALITY CORP.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect as directors the 8 nominees listed in the Proxy Statement to serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Martin L. Jimmerson
02) Pamela H. Patenaude
03) Jeff Sagansky
04) James B. Archer
05) Joy Berry
06) Barbara J. Faulkenberry
07) Linda Medler
08) Stephen Robertson

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young as our independent registered accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.V03296-P90101TARGET HOSPITALITY CORP.Annual Meeting of Stockholders May 18, 2023 10:00 AM Central TimeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Heidi D. Lewis, Eric Kalamaras and James B. Archer, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TARGET HOSPITALITY CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Central Time on May 18, 2023, at www.virtualshareholdermeeting.com/THCORP2023, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side